ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE OR ANY PORTION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCETABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

$5,000	Date: April 25, 2016

INTERLINK PLUS, INC.

(a Nevada corporation)

10% CONVERTIBLE PROMISSORY NOTE

Due On or Before April 25, 2017

INTERLINK PLUS, INC., a Nevada corporation (the “Company”), for value received and intending to be legally bound, hereby promises to pay to the order of Desert Skyline Resources, LLC (“Holder”), the principal amount of Five Thousand ($5,000) Dollars (the “Principal Amount”) on or before  April 25, 2017, (the “Maturity Date”), together with interest thereon at the rate of 10% per annum (the “Interest”), as set forth herein (the “Note”).

1. Convertible Note:  By accepting this Note, the Holder hereby acknowledges that this Note has not been registered under the Securities Act of 1933, as amended, or any state securities laws and Holder represents for himself and his legal representative that he is acquiring this Note and will acquire any shares issued upon conversion hereof, for his own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities and Holder agrees to reaffirm, in writing, this investment representation at the time of exercise of the conversion right set forth herein.

2. Principal and Interest Payment:  The Company shall pay (or cause to be paid) interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 10% per annum, payable on the Maturity Date.

3. Unsecured Obligation:  The obligations of the Company under this Note are unsecured.

4. Conversion of Note:  This Note may be converted into shares of Common Stock of the Company (the “Common Stock”), at any time, at the option of the Holder as follows:

(a) Conversion:  Subject to and upon compliance with the provision of this Section 4, at the option of the Holder, at any time on or before the Maturity Date the unpaid principal and interest balance of the Note may be converted in whole or in part, into fully-paid and non-assessable shares of Common Stock, par value $0.0001 per share, of the Company (the “Shares”) at fixed conversion rate equal to $0.005 per share, except as otherwise adjusted below (the “Conversion Price”).

The conversion date shall be the date that such Notice of Conversion is deemed delivered hereunder. Upon conversion of the entire principal balance, the principal represented thereby shall be canceled. Such conversion shall be effectuated by the Holder submitting to the Company a notice of conversion attached hereto as Exhibit “A” (the “Conversion Notice”). The Conversion Notice shall state the dollar amount thereof to be so converted and shall include or be accompanied by representations as to the Holder’s investment intent substantially similar to those contained in this Note. Shares issuable upon conversion of the Note shall be issued in the name of the Holder and shall be transferrable only in accordance with all of the terms and restrictions contained herein.

(b) Fractional Shares:   No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(c) Subdivision or Combination:  Whenever the Company shall subdivide or combine the outstanding shares of Common Stock issuable upon conversion of this Note, the Conversion Price in effect immediately prior to such subdivision or combination shall be proportionately decreased in the case of subdivision or increased in the case of combination effective at the time of such subdivision or combination.

(d) Merger:  If, prior to repayment of the obligations relevant hereto, or prior to conversion of this Note into equity in the Company, the Company shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock with the view to distributing such stock to its shareholders, each share of stock into which this Note is convertible shall be replaced for the purposes hereof by a pro rata amount of the securities or property issuable or distributable, based upon percentage of the Company’s common stock which a Holder would have owned had there been a conversion herein after consummation of such merger, consolidation or sale and adequate provision to that effect shall be made at the time thereof. The Company will provide the Holder at least thirty (30) days prior written notice of any event described in this subsection (d).

5. Reservation of Common Shares:  The Company shall take or has taken all steps necessary to reserve a number of its authorized but unissued Common Stock sufficient for issuance upon conversion of this Note pursuant to the provisions included hereinabove.

6. Securities Laws and Restrictions:  This Note and the Common shares issuable upon conversion have not been registered for sale under the Act, and neither this Note nor those shares nor any interest in this Note nor those shares may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws, including, without limitation, an effective registration statement relating thereto or delivery of an opinion of counsel acceptable to the Company that such registration is not required under the Act. Holder represents and warrants that it is an “accredited investor” as defined under the Act.

7. Redemption/Prepayment of Note:  This Note is subject to redemption at the option of the Company upon fifteen (15) days prior written notice (subject to the Holder’s prior exercise of its right of conversion as set forth above), as a whole at any time, or in part from time to time, upon payment by the Company of 100% of the unpaid principal amount or such portion thereof so redeemed, plus accrued interest thereon through the date of redemption.

8. Events of Default:  If any of the following conditions or events (“Events of Default”) shall occur and shall be continuing:

(a) if the Company shall default in the payment of principal and/or interest accruing herein when the same becomes due and payable, whether at maturity or by declaration of acceleration or otherwise, and shall fail to cure such default within fifteen days after written notice thereof from the Holder to the Company, if the Company fails to tender any payment due hereunder when the same becomes due; and shall fail to cure such default within fifteen days after written notice thereof from the Holder to the Company; or

(b) if the Company shall materially default in the performance of or compliance with any material term contained herein and such default shall not have been remedied within fifteen days after written notice thereof from the Holder to the Company; or

(c) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or a voluntary petition for reorganization under Title 11 of the Unites States Code (“Title 11”) shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

(d) if within 120 days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 120 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated;

then, and in any such event, the Holder may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, together with interest accrued thereon, and thereafter interest shall be due, at the rate per annum hereinabove provided, on the entire principal balance until the same is fully paid, and on any overdue interest (but only to the extent permitted by law), without presentment, demand, protest or notice, all of which are hereby waived, subject however, to the other terms, including those relating to subordination, of this Note. No course of dealing and no delay on the part of Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

9. Notice:  All notices required or permitted to be given under this Note, including, without limitation, any Notice of Conversion, shall be in writing (delivered by hand or sent certified or registered mail, return receipt requested, or by nationally recognized overnight courier service) addressed to the respective party at the address indicated on the signature page of this Note. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the second business day following the date of mailing, if sent by nationally recognized overnight courier service or (ii) upon actual receipt by the party to whom such notice is required to be given.

10. Governing Law and Jurisdiction:  The Note shall be governed by the laws of the State of Nevada. This Note and all issues arising out of this Note will be governed by and construed solely and exclusively under and pursuant to the laws of the State of Nevada. Each of the parties hereto expressly and irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in Clark County, Nevada.

11. Severability:  If any provision, paragraph or subparagraph of this Note is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Note, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Note is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

12. Amendment:  This Note may only be amended in writing, duly endorsed by the parties hereto.

13. Heading:  The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

INTERLINK PLUS, INC.

By:	/s/ Duan Fu President and CEO
Address:	4950 S. RAINBOW BLVD, SUITE 150, LAS VEGAS, NV 89118

HOLDER:
Desert Skyline Resources, LLC

By:	/s/ Steven Lane
Address:	7582 Las Vegas Blvd, Suite 271 Las Vegas, NV 89123

Exhibit A

CONVERSION NOTICE

TO:

INTERLINK PLUS, INC.

The Holder listed below hereby irrevocably exercises his/her/its right to convert ($__________) of this Note into __________________ shares of Common Stock of INTERLINK PLUS, INC. at the Conversion Price of ___________________ per share in accordance with the terms of this Note, and directs that the Common Stock issuable and deliverable upon such conversion be recorded on the books of INTERLINK PLUS, Inc. in the name of, and delivered to, the Holder.

The Holder hereby acknowledges that the shares of Common Stock (i) have not been and will not be at the time of requisition by the undersigned registered under the Securities Act of 1933, as amended, or under any state securities laws, and hereby represents and warrants to the Company that he/she/it is acquiring the Common Stock for his/her/its own account, for investment, and not with a view to, or for sale in connection with, any distribution of such Common Stock; and (ii) are transferable on in accordance with all the terms and restrictions contained in the Note.

Dated: _____________, 20 _____

____________________________

______________________________________

Witness

Signature of Holder

______________________________________

Printed Name of Holder

______________________________________

EIN or SSN

______________________________________

Address

______________________________________

City, State, Zip

______________________________________

Telephone

______________________________________

Email